UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2025

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 24, 2025, Rambus Inc. (the “Company”) held its 2025 annual meeting of stockholders. There were 107,445,874 shares issued, outstanding and eligible to vote at the meeting as of the record date of February 26, 2025, of which 99,212,486 shares were represented at the meeting, constituting 92.33% of the outstanding shares entitled to vote. The proposals considered at the meeting, each of which passed, are described in detail in the Company’s 2025 definitive proxy statement. The proposals and the vote with respect to each such matter are set forth below:

(i)	ITEM 1 : Election of three Class II directors for a term of two years expiring in 2027:

Name	For	Against	Abstain	Broker Non-Votes
Emiko Higashi	74,705,013	17,243,519	62,752	7,201,202
Steven Laub	81,944,530	10,003,448	63,306	7,201,202
Eric Stang	79,780,335	12,167,430	63,519	7,201,202

(ii)	ITEM 2 : Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for the period ending December 31, 2025:

For	Against	Abstain
98,941,664	128,363	142,459

(iii)	ITEM 3 : Advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
89,090,068	2,839,038	82,178	7,201,202

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025	Rambus Inc.

/s/ John Shinn
John Shinn
Senior Vice President and General Counsel